                                                                    Exhibit 10.4

NORTH CAROLINA,
                                          SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                          --------------------------------------
GASTON COUNTY.

          THIS AGREEMENT entered into this ______ day of. ___________
____, by and between GASTON FEDERAL SAVINGS & LOAN ASSOCIATION, a corporation organized and existing under the laws of the United States of America, with its principal office at Gastonia, North Carolina, (hereinafter referred to as the "Association"), and _____________, hereinafter referred to as the "Executive").

          WHEREAS, the Executive has performed his duties as President and Chief Executive Officer of the Association in a capable and efficient manner, resulting in substantial growth and progress to the Association; and

          WHEREAS, the experience of the Executive is such that assurance of his continued services is beneficial to the future growth and profits of the Association; and

          WHEREAS, the Association desires to encourage the Executive to remain in the employ of the Association and realizes that if he were to leave the Association it would suffer a substantial financial loss; and

          WHEREAS, the Executive is willing to continue in the employ of the Association and the Association is willing to pay to him or his designees certain benefits in accordance with the provisions and conditions hereinafter set forth:

          NOW, THEREFORE, in consideration of the agreements between the parties, the parties covenant and agree as follows:

          1. PROMISE TO PAY. Notwithstanding any other agreements between the parties, in consideration of the Executive's future employment, the Association agrees to pay the Executive certain additional amounts, payments of which will be deferred pursuant to and conditional upon the terms of this Agreement as hereinafter set forth.

          2. RETIREMENT DATE. The Association agrees that the Executive may retire on his seventieth (70th) birthday, hereinafter called the Retirement Date.

          3. RETIREMENT BENEFIT. If the Executive is living on the Retirement Date, regardless of whether or not he shall then be in the employ of Association, he shall be entitled to receive commencing upon such date in equal monthly installments over a period of one hundred eighty (180) months a total benefit of Seventy Eighty Thousand, Seven Hundred Thirty Five and No/100 ($78,735.00) Dollars (hereinafter the "Benefit"), which monthly installments shall each be in the sum of Four Hundred Thirty Seven and 42/100 ($437.42) Dollars each, and paid on the first day of each month. Attached hereto as Exhibit "A" is a Forecast Cash Flow Schedule setting forth the year in which the Executive shall attain the Retirement Date and payments shall be due to commence. If the Executive retires with the Association's approval prior to his Retirement Date, Executive shall nonetheless be entitled to payment of the Benefit except that the payments shall not commence until the Executive's Retirement Date and shall be payable from such date in the same manner as above set forth; or in the event of his subsequent death, as provided in Paragraphs 5 and 6 hereof. Payment of benefits shall commence the first day of the month following the Executive's Retirement Date.

          4. DEATH PRIOR TO OR AFTER RETIREMENT DATE. If the Executive shall die prior to or after his Retirement Date, his beneficiary or beneficiaries, determined in accordance with Paragraph 5 hereof, shall be entitled to receive the Benefit set forth in Paragraph 5 hereof, payable as provided in Paragraph 6 hereof. The Association shall have no obligation to pay Executive's beneficiary, spouse or estate any benefit if Executive's death occurs:

          (a) by suicide which occurs within two (2) years from the date hereof;

          (b) from injuries sustained in an attempted suicide (which attempted suicide occurs within two (2) years from the date hereof) or complication arising from such injuries; or

          (c) from injuries sustained or complications arising from such injuries

               (i) while the Executive is under the influence of an impairing substance as defined in N.C.G.S. Section 20-4.01(14a), whether or not the Executive was legally entitled to use the impairing substance; or

               (ii) while the Executive is engaged in the commission of a criminal act.

          5. BENEFICIARY OF DEATH BENEFIT. In the event that the Executive should die prior to receipt of any amount to which he is entitled hereunder, or of all such amounts, any amounts remaining unpaid shall be paid to such beneficiary or beneficiaries as the Executive may designate by filing with the Association a notice in writing, but in the absence of any such designation, such unpaid amounts shall be so paid to his surviving spouse, if any. If the unpaid amounts are not fully paid out to the Executive, the Executive's designated beneficiary or beneficiaries or to his surviving spouse, then the balance remaining unpaid shall be discounted and paid in a single lump sum to the Executive's estate. The discount rate used to determine the lump sum present value of the remaining monthly installments shall be a reasonable one determined by the Association and binding on all persons having an interest in Executive's estate.

          6. INSTALLMENT PAYMENT OF DEATH BENEFIT. Whenever the Executive's beneficiary or beneficiaries (other than his estate) or his spouse shall become entitled to receive any amount hereunder, the amount shall be paid to such beneficiary, beneficiaries or spouse in monthly installments as follows:

          (a) In the event that no monthly installment payments have theretofore commenced to the Executive, over a period of one hundred eighty (180) months commencing with the date the Executive would otherwise have attained his Retirement Date, as described above, or

          (b) In the event payment of monthly installments shall have theretofore commenced to the Executive, for the balance of the period during which such payments were to be made to the Executive had he survived.

          7. NON-ASSIGNABLE RIGHTS. Except as otherwise provided by this Agreement, it is agreed that neither the Executive nor his spouse, nor any other beneficiary, shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferable.

          8. INDEPENDENCE OF AGREEMENT. The benefits payable under this Agreement shall be independent of, and in addition to, any other employment agreement that may exist from time to time between the parties hereto, or any other compensation payable by the Association to the Executive, whether as salary, bonus or otherwise. This Agreement shall not affect any other such agreement.

          9. NON-SECURED PROMISE. The rights of the Executive under this Agreement and of any beneficiary of the Executive shall be solely those of an unsecured creditor of the Association. The Association shall be under no obligation whatsoever to procure or obtain any insurance policy or any other asset to fund or provide security for the satisfaction of the liabilities arising under this Agreement, and any decision to do so shall be solely in the discretion of the Association. Any insurance policy or any other asset acquired or held by the Association in connection with the liabilities assumed by it hereunder, shall not, except as otherwise expressly provided, be deemed to be held under any trust for the benefit of the Executive or his beneficiaries or his spouse or estate or to be security for the performance of the obligations of the Association, but shall be, and remain, a general, unpledged, unrestricted asset of the Association.

          If the Association procures a life insurance policy upon Executive's life to fund in whole or in part the Association's obligations hereunder (or under agreements with any other employee) and the Executive fails to answer truthfully and completely any question or request for information by an insurance company in connection with the issuance of the policy, and the liability of the insurer under such policy is unrestricted to any degree as a result of such failure, then the association shall be relieved of its obligations hereunder.

          10. CHANGE OF BUSINESS FORM. The Association agrees that it will not merge or consolidate with any other association, corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing association, corporation or other organization shall expressly assume the rights and obligations of the Association herein set forth or the Association makes adequate provision for the fulfilling of its obligations hereunder. The Association further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this Paragraph 10, without having made adequate provisions for the fulfilling of its obligations hereunder.

          11. EMPLOYMENT RIGHTS. This Agreement shall not be deemed to create a contract of employment between the Association and the Executive and shall create no right in the Executive to continue in the Association's employ for any specific period of time or to create any other rights in the Executive or obligations on the part of the Association, except as are set forth in this Agreement. Nor shall this Agreement restrict the right of the Association to terminate the Executive with or without cause, or restrict the right of the Executive to terminate his employment.

          12.  TERMINATION FOR CAUSE AND FORFEITURE OF PAYMENTS.

          (a) Termination for Cause. All payments under this Agreement shall immediately and forever terminate and the right to receive said payments shall be forever forfeited if in the opinion and discretion of the members of the Board of Directors (excluding the Director subject of this Agreement):

          (i) Executive's employment is terminated by the Association for cause prior to his Retirement Date; or

        (ii) After Executive's Retirement or termination, this Agreement is terminated by the Association as a result of Executive's having committed an act of embezzlement or larceny of money or other property from the Association that would constitute a felony; or

       (iii) Executive shall materially and willfully breach any provision of this Agreement or any other agreement between Executive and the Association.

         For purpose of this Agreement, "cause" means:

         (i) A material and willful breach of any of Executive's obligations under this Agreement or of Executive's fiduciary duties to the Association; or

        (ii) In connection with the discharge of Executive's duties with the Association, one or more material acts of fraud or dishonesty or gross abuse of authority; or

       (iii) Executive's commission of any willful act involving moral turpitude that materially and adversely affects the name and good will of the Association or the Association's relationship with its employees or customers; or

        (iv) Executive's habitual and intemperate use of an impairing substance as defined in N.C.G.S. Section 20-4.0l(14a) to the extent that the same materially interferes with Executive's ability to competently, diligently and substantially perform the duties of his employment; or

         (v) Executive's failure to fully, faithfully and promptly perform his job duties.

         (b) Approved Voluntary Termination. In the event Executive voluntarily terminates his employment with the Association prior to reaching seventy (70) years of age and said termination is expressly approved by the Association, Executive shall receive payments commencing with his Retirement Date in the amount and in accordance with a payment schedule set forth in Paragraph 3 hereof.

         13. LEAVES OF ABSENCE. The Association may, in its sole discretion, permit the Executive to take a leave of absence for a period not to exceed one year. During such leave, the Executive will still be considered to be in continuous employment of the Association for purposes of this Agreement.

          14. AMENDMENT AND REVOCATION OF AGREEMENT. This Agreement may be revoked or amended in whole or in part by a writing signed by both of the parties hereto.

          15. CLAIMS PROVISION. The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

          (a) The "Named Fiduciary": The Pension Funding Policy Committee, or the person or persons designated by the Board of Directors of the Association.

          (b) The funding policy under this Agreement shall be unfunded and all payments hereunder shall be made from the general fund of the Association.

          (c) Direct payment by the Association is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the amounts as provided in this Agreement.

          (d) For claims procedure purposes, the Named Fiduciary shall be the "Claims Manager".

               (i) If for any reason a claim for benefits under this Agreement is denied by the Association, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Agreement section on which the denial is based, such other date as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of its claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                    (A) The claimant's claim shall be deemed filed when presented orally or in writing to the Claims Manager.

                    (B) The Claims Manager's explanation shall be in writing delivered to the claimant within ninety (90) days of the date the claim is filed.

              (ii) The claimant shall have sixty (60) days following his receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or its representative may submit pertinent documents and written issues and comments.

             (iii) The Claims Manager shall decide the issue on review and furnish the claimant with a copy of the decision within sixty (60) days of receipt of the claimant's request for review of his claim. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Agreement provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such sixty (60) days, the claim shall be deemed denied on review.

          16. STATE LAW. This Agreement shall be construed under the laws of the State of North Carolina.

          17. WHOLE AGREEMENT. This writing contains the whole Agreement, with no other understandings or provisions other than what is contained herein.

          18. BINDING EFFECT. This Agreement is solely between the Association and the Executive. The Executive and his beneficiaries and payees will have recourse only against the Association for enforcement, and this Agreement will be binding upon the beneficiaries, heirs, assigns, and personal representatives of the Executive and upon the successors and assigns of the Association.

          19. PRIOR AGREEMENTS. This Agreement supersedes all prior non-qualified deferred compensation agreements between the Association and the Executive, and from and after the execution hereof, all such prior non-qualified deferred compensation agreements shall be null and void and of no further effect. Except however, there is expressly excluded from this paragraph that certain policy issued by Provident Life and Accident Insurance Company as evidenced by certificate dated May 1, 1986 and purchased with premiums paid by deferred directors' fees.

          IN WITNESS WHEREOF, the Association has caused this Agreement to be signed in its corporate name by its ___________ President, attested by its Assistant Secretary and impressed with its corporate seal, by authority of its
---------
Board of Directors duly given and the Executive has hereunto set his hand and seal as of the day and year first above written, in duplicate originals, one of which is retained by each party hereto.

                                    GASTON FEDERAL SAVINGS AND LOAN ASSOCIATION


                                    By: /s/ Paul L. Teem Jr.
                                        --------------------------------------
                                        Executive Vice-President

Attest:

/s/ Lorice J. Tolbert
-------------------------
(Assistant) Secretary
(Corporate Seal)


                                    /s/ Robert W. Williams            (SEAL)
                                    -----------------------------------
                                    Robert W. Williams, Executive


James A Pittman, Jr.
-------------------------
Witness